Exhibit 99.1

Protalix BioTherapeutics Plans to Offer Common Stock to the Public

Carmiel, Israel — June 20, 2007 – Protalix BioTherapeutics, Inc. (AMEX: PLX), announced today that its Board of Directors has authorized it to prepare and file with the Securities and Exchange Commission a registration statement pursuant to which the Company and certain selling shareholders may offer common stock to the public in amounts to be determined. The Company presently intends to file a registration statement with the Securities and Exchange Commission in July 2007 and, subject to SEC effectiveness, AMEX approval of the supplemental listing application, and market conditions, complete an underwritten public offering during the second half of 2007.

There can be no assurance that the proposed public offering will be commenced or completed, and the Company is unable, at this time, to ascertain either the offering size or the price per share at which it may offer its common stock for sale.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or other jurisdiction.

Safe Harbor Statement:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies and products under development, the identification of lead compounds, the successful preclinical development of our products, the completion of clinical trials, the review process of the FDA, foreign regulatory bodies and other governmental regulation, and other factors described in our filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information.

For additional information, contact Protalix BioTherapeutics at:
investors@protalix.com

AMEX IR Alliance for Protalix BioTherapeutics
Lee Roth / David Burke
212-896-1209 / 1258
lroth@kcsa.com / dburke@kcsa.com